SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Date of Report (earliest event reported): November 4, 2003

NEWTEK BUSINESS SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

New York	001-16123	11-3504638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Quentin Roosevelt Blvd., Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: (516) 390-2260

Newtek Capital, Inc.

(Former Name)

FORWARD-LOOKING STATEMENTS

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. The words “believe,” “will be able,” “anticipate,” “estimate,” “should,” “will,” “expect,” “continue,” “intend” or similar words are intended to identify forward-looking statements. Such statements involve risks and uncertainties that exist in the operations and business environment of Newtek Business Services, Inc., (Newtek) that could render actual outcomes and results materially different than predicted. Newtek’s forward-looking statements are based on assumptions about many factors, including, but not limited to: changes in interest rates or the general economy of the markets in which Newtek operates; economic, technological or regulatory changes affecting the businesses conducted and to be conducted by Newtek; Newtek’s ability to employ and retain qualified employees; changes in government regulations that are applicable to Newtek’s regulated small business lending; management businesses; Newtek’s ability to identify and complete acquisitions and successfully integrate the businesses it acquires; changes in the demand for Newtek’s services; the degree and nature of Newtek’s competition; and general volatility of the capital markets and the market price of Newtek’s common stock. While Newtek believes that its assumptions are reasonable at the time forward-looking statements were made, it cautions that it is impossible to predict the actual outcome of numerous factors and, therefore, readers should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made and Newtek undertakes no obligation to update such statements in light of new information or otherwise.

Item 7	Financial Statements, Pro Forma Financial Information and Exhibits.

On November 4, 2003 Newtek issued a press release concerning the results of its operations for the third quarter of 2003. It reported gross revenue of $26.4 Million and net earnings $9.5 Million, or $0.36 per diluted share. Pursuant to the requirements of Item 7 of Form 8-K, Newtek has furnished a copy of this press release by attaching a copy as Exhibit 99.1, hereto.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: November 4, 2003	/s/ Barry Sloane
Barry Sloane Chairman of the Board, Chief Executive Officer and Secretary

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